Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) made and entered into as of October ______, 2007 is by and among CARRERA CAPITAL MANAGEMENT, INC., a Florida corporation (the “Seller”), MARK J. MINKIN (“Minkin”), VOIS PARTNERS LLC, a Florida limited liability company (the “Buyer”), VOIS INC., a Delaware corporation (“VOIS” or the “Company”) and SCHNEIDER WEINBERGER & BEILLY LLP (the “Escrow Agent”).

RECITALS

WHEREAS, the Seller owns 1,200,000 shares of Common Stock (the “Shares”) of VOIS;

WHEREAS, Minkin has served as an executive officer of VOIS, made certain loans to VOIS, accrued certain wages and incurred expenses on behalf of VOIS as described on Exhibit A hereto (collectively, the “Minkin Payables”);

WHEREAS, the Company acknowledges that it has incurred certain liabilities to various employees, consultants and contractors, as specifically set forth on Exhibit A hereto (the “Third Party Payables” and together with the Minkin Payables, the “Payables”);

WHEREAS, Buyer is a corporation organized under Florida law whose sole member is Gary Schultheis;

WHEREAS, the Buyer desires to purchase and the Seller desires to sell the Shares to Buyer for the consideration and upon the terms and conditions hereinafter contained; and

WHEREAS, VOIS is seeking and will use its best efforts to obtain financing from unaffiliated third party financial sources involving gross proceeds of $3,000,000 (the “Financing”), which Financing shall be a condition to the consummation of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties and conditions hereinafter set forth, the parties agree as follows:

10. Purchase of Shares. Subject to the terms and conditions hereof, including completion of the Financing, Buyer agrees to purchase and Seller agrees to sell the Shares to Buyer at a purchase price of $0.20 per Share or a total of $240,000 (the “Purchase Price”). The Purchase Price shall be paid to the Seller by the Buyer no later than April 1, 2008. VOIS agrees to use its best efforts to complete the Financing by April 1, 2008. The Buyer shall have the right to sell, assign and transfer the Shares or any portion thereof to third parties, including VOIS, following the closing of this transaction. Pending receipt of the Purchase Price and fulfillment of the other terms of this Agreement, the Shares will be deposited in escrow pursuant to Section 3 herein.

11. Payment of Payables. Subject to fulfillment of the terms of this Agreement, VOIS agrees to pay (a) to Minkin on or prior to April 1, 2008 the Minkin Payables; and (b) to certain third parties the Third Party Payables, which it will discharge on or prior to April 1, 2008.

12. Escrow Account. Buyer, VOIS and Seller shall establish an escrow account (the “Escrow Account”) with the Escrow Agent upon the following terms and conditions:

(a) Subject to the terms and conditions hereof, on or before 5:00 p.m. Eastern time on April 1, 2008, Buyer and VOIS shall deposit funds by wire transfer or check into the trust account of the Escrow Agent in an amount equal to the Purchase Price, the Minkin Payables and the Third Party Payables (collectively the “Purchase Funds”).

(b) Upon execution hereof, Seller shall deposit into the Escrow Account stock certificate(s) for the Shares, which stock certificates shall be duly endorsed for transfer or accompanied by a duly executed stock power, and in the case of Common Stock of the Company to be sold pursuant hereto, with Seller’s signature thereon guaranteed by a broker-dealer firm or bank using a medallion guarantee, or in the case of an entity Seller, all transfer documents required by the Company’s transfer agent, including duly executed certificates of corporate authorization to transfer also with a medallion guarantee (the “Stock Certificates” and the “Documents,” respectively).

(c) Upon receipt of the Stock Certificates and Documents from the Seller and the Purchase Funds from Buyer and VOIS, the Escrow Agent shall deliver the Purchase Funds to the Seller and shall deliver the Share Certificates and Documents to Buyer, designees of the Buyer or to the Company’s transfer agent.

(d) If all the Purchase Funds have not been received by the Escrow Agent on or before 5:00 p.m. Eastern time on April 1, 2008, unless otherwise instructed, in writing, by the parties hereto, the Escrow Agent shall return the Share Certificates and Documents to the Seller, and shall return any Purchase Funds in the Escrow Account to Buyer and VOIS without deduction or offset if they are being held by the Escrow Agent.

(e) In the event VOIS has completed the Financing, and Buyer and VOIS fail to fulfill their obligations herein, Seller and Minkin shall retain the right to pursue available remedies against Buyer and VOIS.

13. Indemnification. Buyer, VOIS, Minkin and the Seller, individually and collectively, their successors and assigns, agree, jointly and severally, to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, all legal fees and any related expenses), liabilities, claims and losses arising out of or in connection with this Agreement or any action or failure to act by the Agent under this Escrow Agreement, except as provided in paragraph 7 below.

14. Representations and Warranties by the Seller. Seller represents and warrants to Buyer and VOIS as follows:

(a) Seller owns the Shares and at closing will transfer to Buyer good and valid title to the Shares free and clear of all liens, claims, options, charges and encumbrances whatsoever.

(b) Seller has full power and authority to execute this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding on the Seller and enforceable in accordance with its terms. Mr. Mark J. Minkin is the President of the Seller and has full power and authority to execute and deliver this Agreement on behalf of the Seller. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any material contract, agreement or commitment of any kind to which the Seller is a party or by which the Seller or the Seller’s property is bound, or to the Seller’s knowledge, any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Seller or any of the Seller’s property.

15. Representations and Warranties by the Buyer and VOIS. Buyer and VOIS represent and warrant to the Seller that Buyer and VOIS have full power and authority to execute this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding on the Buyer and VOIS and enforceable in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any material contract, agreement or commitment of any to which the Buyer or VOIS is a party or by which the Buyer and VOIS or Buyer’s or VOIS’ property is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Buyer or VOIS or any of the Buyer’s or VOIS’ property.

16. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the parties hereto that:

(a) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations on the part of the Escrow Agent shall be read into this Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

(b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute gross negligence or willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations as provided in Paragraph 4, and the Escrow Agent shall indemnify and hold harmless the Seller, Buyer and their respective officers, directors, agents and employees from and against any loss, cost or expense (including reasonable attorneys’ fees) that they may suffer or incur as a consequence of such gross negligence or willful misconduct.

(c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder (collectively a “Notice”) without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent will confirm the receipt and content of any Notice with the other parties. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless it has actual knowledge to the contrary, that any person purporting to give Notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 7(b) above.

(e) The Escrow Agent is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such document.

(i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Stock Certificate(s) and Documents and the Purchase Funds to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to safe keep the deposited Stock Certificate(s) and Documents and Purchase Funds and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(j) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Stock Certificate(s), Documents or Purchase Funds, or in the event that the Escrow Agent otherwise determines that the Stock Certificates, Documents and/or Purchase funds should be retained, then the Escrow Agent may retain the Stock Certificate(s), Documents and/or Purchase Funds until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Stock Certificate(s) and/or Purchase funds, or (ii) a written agreement executed by the other parties hereto directing delivery of the Stock Certificate(s), Documents and/or Purchase Funds, in which case the Escrow Agent shall promptly deliver the Stock Certificate(s), Documents and/or Purchase Funds in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall make no independent determination regarding the Stock Certificate(s), Documents or Purchase Funds absent the filing and notice of a legal action by one or both of the parties.

(k) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph 7(g) with respect to a resignation by the Escrow Agent. Each entity that is a party hereto represents and warrants that they have the full power and authority to bind the entity and that Escrow Agent may rely upon such representation with out further inquiry. This Agreement may be modified only in writing, signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

17. General Releases and Voluntary Waiver of Rights. At the closing of the transactions contemplated hereby, the parties hereto and the employees listed on Exhibit B hereto will enter into general releases.

18. Miscellaneous.

(a) The subject headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

(b) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

(c) This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

(e) This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns.

(f) If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

(h) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

If to VOIS:	VOIS Inc.
2200 N.W. Corporate Boulevard, Suite 306
Boca Raton, Florida 33431
Attention: President

If to Buyer:	VOIS Partners LLC
2200 N.W. Corporate Boulevard, Suite 306
Boca Raton, Florida 33431
Attention: Gary Schultheis

If to Seller or Minkin:	Carrera Capital Management, Inc.
777 East Atlantic Avenue
Delray Beach, Florida 33483
Attention: Mark J. Minkin

If to Escrow Agent:	Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W., Suite 210
Boca Raton, Florida 33431

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

VOIS INC.

By:_________________________________
President

BUYER:

VOIS PARTNERS LLC

By:_________________________________
Gary Schultheis, Sole Member

SELLER:

CARRERA CAPITAL MANAGEMENT, INC.

By:_________________________________
Mark J. Minkin, President

MARK J. MINKIN

ESCROW AGENT:

SCHNEIDER WEINBERGER & BEILLY LLP

By:_________________________________
James M. Schneider, Partner